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                        (21) Subsidiaries of the Company

                                                                        Names Under Which the
              Name                       State of Incorporation         Subsidiary does Business
              ----                       ----------------------         ------------------------

     Aetna Health Plans of               Pennsylvania                             N/A
     Western Pennsylvania

     Physicians Health Plan              Pennsylvania                             N/A
     Preferred, Inc.


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